Exhibit 4.12

                               TRINZIC CORPORATION

                        1991 INCENTIVE STOCK OPTION PLAN

         1.       PURPOSE OF THE PLAN

         This 1991 Incentive Stock option Plan (the "Plan") is intended to encourage ownership of capital stock of Trinzic Corporation (the "Company") by officers, directors, other key employees of, and consultants to, the Company, or of its subsidiary corporations (the "Subsidiaries") as that term is defined in
Section 425 of the Internal Revenue Code of 1986, as amended. By encouraging such individuals to acquire or increase their ownership of its stock, the Company seeks to attract and retain the services of persons of exceptional competence and to furnish an added incentive for them to increase their efforts on behalf of the Company.

         2.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board of Directors (the "Board") or by a Stock Option Committee (the "Committee") consisting of at least three directors of the Company and appointed by the Board of Directors of the Company. It is the intention of the Company that the Plan be administered, in accordance with the provisions of Section 3 hereof, by "disinterested administrators within the meaning of Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 Act, as amended (the "1934 Act"). The Board or Committee, if any, is authorized to interpret the Plan and options granted thereunder (the "Options"), to adopt, amend and rescind rules and regulations for the administration of the Plan, to make all offer determinations necessary or advisable for such administration, and to make determinations with respect to the individuals to whom options shall be granted and the number of shares to be granted pursuant to such options. Decisions of the Board or the Committee, as the case may be, shall be conclusive and the Company through its President and its Secretary or other officers designated by the Board or Committee, as the case may be, shall effect the grant of Options under the Plan in accordance with the determinations made by the Board or the Committee, as the case may be, pursuant to the provisions of the Plan, by execution of instruments in writing in form approved by the Board or the Committee, as the case may be.

         3. ELIGIBILITY UNDER THE PLAN.

         The persons who shall be eligible to receive options shall be such key employees (including officers, whether or not they are directors, and directors who are also employees) of the company and its Subsidiaries as the Board or the Committee, as the case may be, shall select from time to time in accordance with the provisions of Article 2 of the Plan. In addition, non-qualified options may be granted under the Plan to directors of the Company who are not also employees, to consultants to the Company and to such other persons as the Board or the Committee, as the case may be, shall select from time to time. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereinafter set forth.

         No incentive stock option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to

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Section 425 of the  Internal  Revenue  Code of 1986,  as amended)  more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary or parent (a "greater-than ten percent stockholder"); notwithstanding the above, a "greater-than ten percent stockholder" may be granted an incentive stock option provided that the purchase price per share shall not be less than one hundred ten percent (110%) of the fair market value of the stock at the time such option is granted, and further provided that no such incentive stock option shall be exercisable to any extent after the expiration of five (5) years from the date it is granted.

         The aggregate number of shares of Common Stock subject to non-qualified options granted to non-employee directors shall not, at the time of grant, exceed 30% of the aggregate number of shares of Common Stock that have been or could be issued under the Plan; provided that the aggregate number of shares of Common Stock subject to all non-qualified options granted to any such director shall not, at the time of grant, exceed 2% of the aggregate number of shares of Common Stock that have been or could be issued under the Plan. The aggregate number of shares of Common Stock subject to non-qualified options and incentive stock options granted to directors who are employees shall not, at the time of grant, exceed 50% of the aggregate number of shares of Common Stock that have been or could be issued under the Plan; provided that the aggregate number of shares of Common Stock subject to all non-qualified options and incentive stock options granted to any such director shall not, at the time of grant, exceed 30% of the aggregate number of shares of Common Stock that have been or could be issued under the Plan.

         4.   STOCK SUBJECT TO THE PLAN

         The stock subject to the options and other provisions of the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock, $.01 par value, as described in the Certificate of Incorporation of the Company as presently in effect or hereafter amended. The aggregate number of shares which may be issued under options shall not exceed 3,000,000 shares of such Common Stock, except as such total amount may be adjusted pursuant to Article 14 of the Plan. In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

         5. NATURE OF OPTIONS GRANTED UNDER THE PLAN: LIMITATION ON AMOUNT OF OPTIONS GRANTED TO ANY EMPLOYEE

         Except as otherwise determined by the Board or the Committee, options granted under the Plan are intended to qualify as "incentive stock options" within the meaning of section 422A of the Code to the maximum extent permitted under the Code. The aggregate fair market value (determined as of the date of grant of the option) of the shares of Common Stock as to which any incentive stock option granted under the Plan shall first become exercisable (i.e., shall "vest") in any calendar year shall not exceed $100,000. To the extent that the shares of Common Stock as to which any option granted under the Plan shall vest in any calendar year shall have a fair market value (determined as of the date of grant of the option) in excess of $100,000, or to the

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extent that the Board or the  Committee,  as the case may be,  shall so specify upon the grant of any option under the Plan, such option shall be deemed to be a non-qualified option with respect to such excess or specified number of shares of Common Stock.

6. OPTION PRICE

         The purchase price per share under each option granted under this Plan shall be determined by the Board or the Committee, as the case may be, but in the case of any incentive stock option shall not be less than 100% (110% in the case of a greater-than ten percent stockholder) of the fair market value of the stock at the time such option is granted, such fair market value to be determined in accordance with procedures to be established by the Board or the Committee, as the case may be, and in no case less than the par value of the Common Stock.

         7.       PERIOD OF OPTION

         The Board or the Committee, as the case may be, shall in its discretion determine the extent to which an option may be exercised in part and the extent to which any part may or may not be exercised prior to expiration of specified periods of time after the grant of said option; provided, however, no option shall be exercisable to any extent after the expiration of ten years (five years in the case of a greater-than ten percent stockholder) from the date it is granted.

         8.       EXERCISE OF OPTIONS

         Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the option is to be exercised, together (a) with cash, certified check, bank draft or postal or express money order, in U.S. funds, payable to the order of the Company for an amount equal to the option price of such shares, or (b) with the consent of the Board or the Committee, as the case may be, shares of Common Stock of the Company having a fair market value equal to the option price of such shares, (c) with the consent of the Board or the Committee, as the case may be, by delivery to the Company of a promissory note, in form, and substance acceptable to the Company, (d) with the consent of the Board or the Committee, as the case may be by waiver of compensation due or accrued to optionee for services rendered; (e) with the consent of the Board or the Committee, as the case may be, provided that a public market for the Company's stock exists, through a "same day sale" commitment from the optionee and a broker dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the optionee irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, (f) with the consent of the Board or the Committee, as the case may be, provided that a public market for the Company's stock exists, through a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise the option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, (g) or with the consent of the Board or the Committee, as the case may be with any combination of the foregoing. As promptly as

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practicable after receipt of such written  notification and payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name. No director shall exercise any option within one year from the date of the grant of the option.

         9.       TRANSFERABILITY OF OPTIONS

         Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

         10.      TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE

         The provisions of this Section 10 shall apply only to options granted to or held by employees of the Company and its Subsidiaries. Except as may be otherwise expressly provided herein, options shall terminate on the earlier of the date of expiration thereof or thirty (30) days after termination of the employment relationship between the Company and the optionee for any reason, for or without cause, other than death or retirement in good standing from the employ of the company for reasons of age or disability under the then established rules of the company. Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company and the optionee shall be determined by the Board or the Committee, as the case may be, at the time thereof. In the event of the death of the holder of an option while in the employ of the company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration of 180 days following the date of such death. After the death of the optionee, his executors, administrators or any person or persons to whom his option maybe transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option immediately prior to his death. If, before the date of expiration of the option, the optionee shall be retired in good standing from the employ of the Company for reasons of age or disability under the then established rules of the Company, the option shall terminate on the earlier of such date of expiration or 90 days after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which he was entitled to exercise such option immediately prior to such retirement. An employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company or by any Subsidiary.

         11.      REQUIREMENTS OF LAW

         The Company shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), upon exercise of any option, the Company shall not be required to issue such shares unless the Board or the committee, as the case may be, has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel to the Company has been received by the Company to the effect

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that such registration is not required.  Any determination in this connection by the Board shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Act, the Company may imprint the following legend or any other legend which counsel for the Company considered necessary or advisable to comply with the Act:

                           "THE SHARES OF STOCK  REPRESENTED BY THIS CERTIFICATE
                  HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER."

         The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         12.      NO RIGHTS AS STOCKHOLDER

         No optionee shall have rights as a stockholder with respect to shares covered by his option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in paragraph 14 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

         13.      EMPLOYMENT OBLIGATION

         The granting of any option shall not impose upon the Company any obligation to employ, to continue to employ or to continue the services of any optionee; and the right of the Company to terminate the employment of any officer or other employee or to terminate the services of any consultant shall not be diminished or affected by reason of the fact that an option has been granted to him.

         14.      CHANGES IN THE COMPANY'S CAPITAL STRUCTURE
         The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any

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part of its  assets or  business,  or any  other  corporate  act or  proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class, and per share price of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised his option in full immediately prior to such event; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

         If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if one or more corporations is merged into the Company or there is a consolidation of the Company and one or more corporations in which the Company is the surviving corporation and, in either such case, shares of Common Stock of the company are converted into cash, securities or other property other than shares of the Common Stock of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provision of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, cash, securities or other property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Board of Directors or the Committee, as the case may be, may accelerate the time for exercise of all unexercised and unexpired options to and after a date prior to the effective date of such merger, consolidation. liquidation or sale, as the case may be, specified by the Board or the Committee; or (iii) all outstanding options may be canceled by the Board of Directors or the Committee as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Directors or the Committee shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall

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be made with  respect  to,  the  number or price of shares of Common  Stock then subject to outstanding options.

         15.      AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors may modify, revise or terminate this Plan at any time and from time to time, except that the aggregate number of shares issuable pursuant to this Plan shall not, other than by operation of Section 14 hereof, be increased without the consent of the stockholders.

         16.      WRITTEN AGREEMENT

         Each option granted hereunder shall be embodied in a written option agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the President or any Vice President of the company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Board or the Committee in its discretion shall deem advisable.

         17.      EFFECTIVE DATE AND DURATION OF PLAN

         The Plan shall become effective upon its adoption by the Board of Directors, provided that the stockholders of the Company shall have approved the Plan within twelve months prior to or following the adoption of the Plan by the Directors. Options must be granted under the Plan within ten (10) years from the date of adoption by the Board or Directors or the date of approval by vote of the stockholders, whichever is earlier. The Plan shall terminate (i) when the total amount of the Common Stock with respect to which options may be granted shall have been issued upon the exercise of options, or (ii) by action of the Board of Directors pursuant to paragraph 15 hereof, whichever shall first occur. The Plan is intended to comply with Rule 16b-3 promulgated under the 1934 Act and any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.